                                                                EXHIBIT 10.27(a)

           FIRST AMENDMENT TO LYONDELL ASSET CONTRIBUTION AGREEMENT

     This First Amendment to Lyondell Asset Contribution Agreement (this "First Amendment"), dated as of May 15, 1998, is entered into by and among Lyondell Petrochemical Company, a Delaware corporation (the "Contributor"), Lyondell Petrochemical L.P. Inc., a Delaware corporation (the "Contributing Partner") and Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership").

                                   RECITALS

     A. The Contributor, the Contributing Partner and the Partnership are parties to that certain Asset Contribution Agreement dated as of December 1, 1997 (the "1997 Asset Contribution Agreement");

     B. Pursuant to that certain Master Transaction Agreement, dated as of May 15, 1998, by and among the Contributor, the Partnership, Occidental Petroleum Corporation ("OPC") and Millennium Chemicals Inc, certain affiliates of OPC shall become partners in the Partnership as of the date hereof; and

     C. The Contributor, the Contributing Partner and the Partnership desire to amend the 1997 Asset Contribution Agreement on the terms set forth herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed that the 1997 Asset Contribution Agreement is amended as follows:

     A. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the 1997 Asset Contribution Agreement.

     B. The following definition shall be added to Section 1 of the 1997 Asset Contribution Agreement:

     "1998 MTA" shall mean that certain Master Transaction Agreement, dated as of May 15, 1998, by and among the Contributor, the Partnership, Occidental Petroleum Corporation and Millennium Chemicals Inc.

     C. The definition of "Third Party Claim" as set forth in Section 1 of the 1997 Asset Contribution Agreement shall be amended and restated as follows:

     "Third Party Claim" means any allegation, claim, civil or criminal action, proceeding, charge or prosecution brought by a Person other than a Contributor, any Affiliate thereof, the Partnership, any member of the Millennium Group (as defined in the 1998 MTA), any member of the Lyondell Group (as defined in the 1998 MTA) or any member of the Occidental Group (as defined in the 1998 MTA).

     D. Subsection 6.2(a)(i) of the 1997 Asset Contribution Agreement shall be amended and restated as follows:

         (i) Any misrepresentation in or breach of the representations and warranties of the Contributor or any of its Affiliates in this Agreement, the Assignment and Assumption Agreements, the Master Intellectual Property Agreement, or the Master Transaction Agreement, provided that any Liability arising out of, in connection with or relating to any breach of the warranties in any Assignment and Assumption Agreement that is not a breach of the warranties in this Agreement shall not be indemnified against pursuant to this Section 6;

     E. Subsection 6.2(b) of the 1997 Asset Contribution Agreement shall be amended and restated as follows:

         (b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE CONTRIBUTOR NOR ANY OF ITS AGENTS, EMPLOYEES, REPRESENTATIVES OR AFFILIATES SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH DIRECT CLAIMS BY AN INDEMNIFIED PARTY (I.E., A CLAIM BY AN INDEMNIFIED PARTY THAT DOES NOT SEEK REIMBURSEMENT FOR A THIRD PARTY CLAIM PAID OR PAYABLE BY SUCH INDEMNIFIED PARTY) WITH RESPECT TO THEIR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT UNLESS ANY SUCH CLAIM ARISES OUT OF THE FRAUDULENT ACTIONS OF THE CONTRIBUTOR. IN DETERMINING THE AMOUNT OF ANY LOSS, LIABILITY, OR EXPENSE FOR WHICH AN INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT, THE GROSS AMOUNT THEREOF WILL BE REDUCED (BUT NOT BELOW ZERO) BY THE NET PRESENT VALUE OF ANY CORRELATIVE INSURANCE PROCEEDS ACTUALLY REALIZED BY SUCH INDEMNIFIED PARTY UNDER POLICIES TO THE EXTENT THAT THE FUTURE PREMIUM RATE WILL NOT BE INCREASED BY CLAIM EXPERIENCE RELATING TO SUCH LOSS, LIABILITY OR EXPENSE.

     F. Subsection 6.2(e) of the 1997 Asset Contribution Agreement shall be amended and restated as follows:

         (e) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE PARTNERSHIP NOR ANY OF ITS AGENTS, EMPLOYEES, REPRESENTATIVES OR

     AFFILIATES SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH DIRECT CLAIMS BY AN INDEMNIFIED PARTY (I.E., A CLAIM BY AN INDEMNIFIED PARTY THAT DOES NOT SEEK REIMBURSEMENT FOR A THIRD PARTY CLAIM PAID OR PAYABLE BY SUCH INDEMNIFIED PARTY) WITH RESPECT TO THEIR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT UNLESS ANY SUCH CLAIM ARISES OUT OF THE FRAUDULENT ACTIONS OF THE PARTNERSHIP. IN DETERMINING THE AMOUNT OF ANY LOSS, LIABILITY, OR EXPENSE FOR WHICH AN INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT, THE GROSS AMOUNT THEREOF WILL BE REDUCED (BUT NOT BELOW ZERO) BY THE NET PRESENT VALUE OF ANY CORRELATIVE INSURANCE PROCEEDS ACTUALLY REALIZED BY SUCH INDEMNIFIED PARTY UNDER POLICIES TO THE EXTENT THE FUTURE PREMIUM RATE WILL NOT BE INCREASED BY CLAIM EXPERIENCE RELATING TO SUCH LOSS, LIABILITY OR EXPENSE.

     G. Appendix A to the 1997 Asset Contribution Agreement shall be amended and restated in its entirety in the form attached hereto as Exhibit A.

     H. Except as amended by this First Amendment, all the terms and provisions of the 1997 Asset Contribution Agreement shall remain in full force and effect.



                 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above written.



                                   LYONDELL PETROCHEMICAL COMPANY,
                                   a Delaware corporation.



                                   By: /s/ Dan F. Smith
                                      ---------------------------------
                                   Name:  Dan F. Smith
                                   Title: President and Chief Executive Officer


                                   LYONDELL PETROCHEMICAL L.P. INC.,
                                   a Delaware corporation.



                                   By: /s/ Dan F. Smith
                                      ---------------------------------
                                   Name: Dan F. Smith
                                        -------------------------------
                                   Title: President and Chief Executive Officer


                                   EQUISTAR CHEMICALS, LP,
                                   a Delaware limited partnership


                                   By: /s/ Eugene R. Allspach
                                      ---------------------------------
                                   Name:  Eugene R. Allspach
                                   Title: President and Chief Operating Officer



 [Signature Page to First Amendment to Lyondell Asset Contribution Agreement]

                                   EXHIBIT A


                                  Appendix A

                         Dispute Resolution Procedures


     (1) Binding and Exclusive Means. The dispute resolution provisions set forth in this Appendix A shall be the binding and exclusive means to resolve all disputes arising under this Agreement (each a "Dispute").

     (2) Standards and Criteria. In resolving any Dispute, the standards and criteria for resolving such dispute shall, unless the Contributors and the Partnership in their discretion jointly stipulate otherwise, be as set forth in Appendix 1 to this Appendix A.

     (3) ADR and Binding Arbitration Procedures. If a Dispute arises, the following procedures shall be implemented:

     (a) Any party to this Agreement may at any time invoke the dispute resolution procedures set forth in this Appendix A as to any Dispute by providing written notice of such action to the other party or parties to the Dispute, who within five Business Days after such notice shall schedule a meeting to be held in Houston, Texas between the parties. The meeting shall occur within 10 Business Days after notice of the meeting is delivered to the other party or parties. The meeting shall be attended by representatives of each party having decision-making authority regarding the Dispute as well as the dispute resolution process and who shall attempt in a commercially reasonable manner to negotiate a resolution of the Dispute.

     (b) The representatives of the parties shall cooperate in a commercially reasonable manner and shall explore whether techniques such as mediation, minitrials, mock trials or other techniques of alternative dispute resolution might be useful. In the event that a technique of alternative dispute resolution is so agreed upon, a specific timetable and completion date for its implementation shall also be agreed upon. The representatives will continue to meet and discuss settlement until the date (the "Interim Decision Date") that is the earliest to occur of the following events: (i) an agreement shall be reached by the parties resolving the Dispute; (ii) one of the parties shall determine and notify the other party in writing that no agreement resolving the Dispute is likely to be reached; (iii) if a technique of alternative dispute resolution is agreed upon, the completion date therefor shall occur without the parties having resolved the Dispute; or (iv) if another technique of alternative dispute resolution is not agreed upon, two full meeting days (or such other time period as may be agreed upon) shall expire without the parties having resolved the Dispute.

     (c) If, as of the Interim Decision Date, the parties have not succeeded in negotiating a resolution of the dispute pursuant to subsection (b), the parties shall proceed under subsections (d), (e) and (f).

     (d) After satisfying the requirements above, such Dispute shall be submitted to mandatory and binding arbitration at the election of any party involved in the Dispute (the "Disputing Party"). The arbitration shall be subject to the Federal Arbitration Act as supplemented by the conditions set forth in this Appendix. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the notice of arbitration is served, other than as specifically modified herein. In the absence of an agreement to the contrary, the arbitration shall be held in Houston, Texas. The Arbitrator (as defined below) will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. During the pendency of the Dispute, each party shall make available to the Arbitrator and the other parties all books, records and other information within its control requested by the other parties or the Arbitrator subject to the confidentiality provisions contained herein, and provided that no such access shall waive or preclude any objection to such production based on any privilege recognized by law. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the Arbitrator may limit the scope of discovery between the parties as may be reasonable under the circumstances. In deciding the substance of the parties' claims, the laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement (including this Appendix) without giving effect to any conflict of law principles. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each party involved in the Dispute being allocated an equal amount of time for the presentation of its case. Unless otherwise agreed to by the parties, the arbitration hearing shall be conducted on consecutive days. Time is of the essence in the arbitration proceeding, and the Arbitrator shall have the right and authority to issue monetary sanctions against any of the parties if, upon a showing of good cause, that party is unreasonably delaying the proceeding. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the Arbitrator and the parties.

     (e) The Disputing Party shall notify the American Arbitration Association ("AAA") and the other parties involved in the Dispute in writing describing in reasonable detail the nature of the Dispute (the "Dispute Notice"). The arbitrator (the "Arbitrator") shall be selected within 15 days of the date of the Dispute Notice by all of the parties from the members of a panel of arbitrators of the AAA or, if the AAA fails or refuses to provide a list of potential arbitrators, of the Center for Public Resources and shall be experienced in commercial arbitration. In the event that the parties are unable to agree on the selection of the Arbitrator, the AAA shall select the Arbitrator, using the criteria set forth in this Appendix, within 30 days of the date of the Dispute Notice. In the event that the Arbitrator is unable to serve, his or her replacement will be selected in the same manner as the Arbitrator to be replaced. The Arbitrator shall be neutral. The Arbitrator shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators', and attorneys' fees and expenses) against any or all parties.

     (f) The Arbitrator shall decide all Disputes and all substantive and procedural issues related thereto, and shall enforce this Agreement in accordance with its terms. Without limiting the generality of the previous sentence, the Arbitrator shall have the authority to issue injunctive relief; however, the Arbitrator shall not have any power or authority to (i) award consequential, incidental, indirect or punitive damages or (ii) amend this Agreement. The Arbitrator shall render the arbitration award, in writing, within 20 days following the completion of the arbitration hearing, and shall set forth the reasons for the award. In the event that the Arbitrator awards monetary damages in favor of either party, the Arbitrator must certify in the award that no indirect, consequential, incidental, indirect or punitive damages are included in such award. If the Arbitrator's decision results in a monetary award, the interest to be granted on such award, if any, and the rate of such interest shall be determined by the Arbitrator in his or her discretion. The arbitration award shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction, and may not be appealed except to the extent permitted by the Federal Arbitration Act.

     (4) Continuation of Business. Notwithstanding the existence of any Dispute or the pendency of any procedures pursuant to this Appendix A, the parties agree and undertake that all payments not in dispute shall continue to be made and all obligations not in dispute shall continue to be performed.

                                  Appendix 1


     (a) First priority shall be given to maximizing the consistency of the resolution of the Dispute with the satisfaction of all express obligations of the parties and their Affiliates as set forth in the Agreement.

     (b) Second priority shall be given to resolution of the Dispute in a manner which best achieves the objectives of the business activities and arrangements under the Agreement and permits the parties to realize the benefits intended to be afforded thereby.

     (c) Third priority shall be given to such other matters, if any, as the parties or the Arbitrator shall determine to be appropriate under the circumstances.